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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 29, 2002

ACT Teleconferencing, Inc.
(Exact name of registrant as specified in its charter)

Colorado	0-27560	84-1132665
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1658 Cole Boulevard, Suite 130, Golden, Colorado		80401
(Address of principal executive offices)		(Zip Code)

(303) 235-9000
(Registrant's telephone number)

Item 5. Other Events

        In October 2002, we finalized an agreement under which we will be supplied with free and clear title to over 5,000 Compunetix audio conferencing ports. Deployment of these ports will result in an approximate 50% increase in our audio conferencing port capacity. The intent of this agreement is to compensate us for various services rendered and to be rendered. We will deploy this equipment to service high-volume and special international projects. The fair market value of the equipment is approximately $3.7 million.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACT Teleconferencing, Inc. (Registrant)
Date: October 29, 2002	By:	/s/ GAVIN THOMSON Gavin Thomson Chief Financial Officer

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  Item 5. Other Events
SIGNATURES